EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION ANNOUNCES
SECOND QUARTER 2007 RESULTS
     (Fort Smith, Arkansas, July 25, 2007) — Arkansas Best Corporation (Nasdaq: ABFS) today announced second quarter 2007 net income of $19.6 million, or $0.78 per diluted common share, compared to second quarter 2006 income from continuing operations of $29.0 million, or $1.13 per diluted common share. Arkansas Best’s second quarter 2007 revenue was $458.2 million compared to second quarter 2006 revenue of $479.3 million.
ABF Freight System Inc.®
     ABF Freight System, Inc., the company’s largest subsidiary, had second quarter 2007 revenue of $442.9 million, a per-day decrease of 5.1% from second quarter 2006. Second quarter 2007 operating income at ABF was $30.5 million compared to $46.4 million during the second quarter of 2006. ABF’s second quarter 2007 operating ratio was 93.1% versus an operating ratio of 90.1% in the second quarter of 2006. “During this year’s second quarter, ABF effectively managed through a challenging environment with a softer, more competitive marketplace,” said Robert A. Davidson, Arkansas Best President and Chief Executive Officer.
     ABF’s second quarter 2007 total weight per day decreased by 6.9% versus last year. “Our year-over-year tonnage comparisons have not significantly changed since the fourth quarter of last year,” said Mr. Davidson. “However, it’s helpful to remember that during last year’s second quarter, especially in June, ABF experienced significant increases in total business. In the current environment, ABF’s continual focus on maintaining pricing discipline, controlling costs and adding value to customer relationships becomes even more important.”

     Total billed revenue per hundredweight was $25.53, an increase of 1.2% over last year’s second quarter figure of $25.22. “The nominal yield increase was reduced by significant changes in freight mix and shipment profile,” said Mr. Davidson. “As we have noted before, revenue per hundredweight is an imperfect measure of yield. Currently, we find that rates in our industry remain compensatory.”
     “We continue to be excited about our long-term prospects for profitable growth with our Regional Performance Model (RPM), which provides improved next-day and second-day services in the eastern two-thirds of the United States. Because ABF is still in the early stages of marketing RPM, the investment in these new services increased ABF’s second quarter operating ratio by 1.3 percentage points,” said Mr. Davidson. “ABF is making progress in the regional sector. In most cases, as in our traditional long-haul market, ABF is securing this business by meeting specific customer needs or by providing value in other ways, such as superior cargo care.”
     Throughout the quarter, ABF continued to excel in operational areas, including cargo care and safety and security, which translate into customer satisfaction and profitability. So far this year, ABF’s cargo claim ratio, a measure of net cash payouts to revenue, is only 0.70%. Compared to previous full-year figures, this is ABF’s best record in 24 years and the best in the nationwide LTL industry. Lower expenses associated with third-party casualty claims improved ABF’s second quarter operating ratio by one half of a percentage point compared with the same period last year. As a percent of revenue, these second-quarter costs were the lowest in the last five years, when compared to both second-quarter and full-year figures. In May 2007, ABF was awarded the 2007 Excellence in Security Award from the American Trucking Associations (ATA) Security Council. In only the seventh year of this award’s existence, ABF was recognized with this honor for an unprecedented fourth time. “These are real examples of how ABF distinguishes its services in the marketplace through its Quality Process, which has been active throughout the company since 1983,” said Mr. Davidson. “Damage-free handling of freight cargo in a safe and secure environment is important to our customers. All of our employees take pride in producing the high standard that ABF maintains in these important areas of customer service.”

Capital Expenditures Update
     Due to the current freight environment and because of delays in the timing of real estate opportunities throughout ABF’s network, Arkansas Best now estimates that 2007 net capital expenditures will be approximately $95 million to $110 million. This is a reduction from the original $110 million to $135 million range that was provided at the beginning of the year.
Conference Call
     Arkansas Best Corporation will host a conference call with company executives to discuss the 2007 second quarter results. The call will be today, Wednesday, July 25, at 10:00 a.m. EDT (9:00 a.m. CDT). Interested parties are invited to listen by calling (877) 275-1257 or (706) 634-6529 (for international callers). Following the call, a recorded playback will be available through Wednesday, August 15. To listen to the playback, dial (800) 642-1687 or (706) 645-9291 (for international callers). The conference call ID for the playback is 6336515. The conference call and playback can also be accessed, through Wednesday, August 15, on Arkansas Best’s Internet Web site at arkbest.com.
Company Description
     Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company. ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923. ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. More information is available at arkbest.com and abf.com.
Forward-Looking Statements
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this press release that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, union relations; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best’s subsidiaries; actual future costs of operating expenses such as fuel and related taxes; self-insurance claims; union and non-union employee wages and benefits; actual costs of continuing investments in technology; the timing and amount of capital expenditures; competitive initiatives and pricing pressures; general economic conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best’s Securities and Exchange Commission (“SEC”) public filings.
     The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2006	2007	2006
	(Unaudited)
	($ thousands, except share and per share data)

OPERATING REVENUES	$458,209	$479,254	$880,828	$904,216

OPERATING EXPENSES AND COSTS	427,894	432,799	843,735	849,910

OPERATING INCOME	30,315	46,455	37,093	54,306

OTHER INCOME (EXPENSE)
Short-term investment income	1,347	1,206	2,547	2,215
Interest expense and other related financing costs	(308)	(299)	(595)	(541)
Other, net	800	(1)	975	950

	1,839	906	2,927	2,624

INCOME FROM CONTINUING OPERATIONS, BEFORE INCOME TAXES	32,154	47,361	40,020	56,930

FEDERAL AND STATE INCOME TAXES
Current	12,397	19,120	14,173	25,842
Deferred	135	(721)	1,426	(3,700)

	12,532	18,399	15,599	22,142

INCOME FROM CONTINUING OPERATIONS	19,622	28,962	24,421	34,788

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX
Income from operations	—	234	—	530
Gain from disposal	—	3,063	—	3,063

	—	3,297	—	3,593

NET INCOME	$19,622	$32,259	$24,421	$38,381

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.79	$1.15	$0.98	$1.38
Income from discontinued operations	—	0.13	—	0.14

NET INCOME	$0.79	$1.28	$0.98	$1.52

AVERAGE COMMON SHARES OUTSTANDING (BASIC)	24,769,569	25,224,486	24,799,031	25,232,438

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$0.78	$1.13	$0.97	$1.36
Income from discontinued operations	—	0.13	—	0.14

NET INCOME	$0.78	$1.26	$0.97	$1.50

AVERAGE COMMON SHARES OUTSTANDING (DILUTED)	25,114,597	25,599,728	25,141,731	25,622,238

CASH DIVIDENDS DECLARED AND PAID PER COMMON SHARE	$0.15	$0.15	$0.30	$0.30

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2007	2006
	(Unaudited)	Note
	($ thousands, except share data)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,412	$5,009
Short-term investment securities	130,012	135,317
Accounts receivable, less allowances (2007 — $3,921; 2006 — $4,476)	149,677	143,216
Other accounts receivable, less allowances (2007 — $940; 2006 — $1,272)	8,018	8,912
Prepaid expenses	10,572	11,735
Deferred income taxes	36,116	36,532
Prepaid income taxes	2,492	3,024
Other	6,767	7,212

TOTAL CURRENT ASSETS	350,066	350,957

PROPERTY, PLANT AND EQUIPMENT
Land and structures	229,361	228,375
Revenue equipment	505,246	498,844
Service, office and other equipment	139,890	140,516
Leasehold improvements	17,985	17,735

	892,482	885,470
Less allowances for depreciation and amortization	423,929	423,587

	468,553	461,883

OTHER ASSETS	66,761	61,959

GOODWILL, less accumulated amortization (2007 and 2006 — $32,037)	63,954	63,917

	$949,334	$938,716

Note: The balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS — continued

	June 30	December 31
	2007	2006
	(Unaudited)	Note
	($ thousands, except share data)

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$17,542	$17,423
Accounts payable	63,583	63,477
Income taxes payable	331	5,833
Accrued expenses	164,513	171,432
Current portion of long-term debt	78	249

TOTAL CURRENT LIABILITIES	246,047	258,414

LONG-TERM DEBT, less current portion	82	1,184

PENSION AND POSTRETIREMENT LIABILITIES	58,730	54,616

OTHER LIABILITIES	24,876	25,655

DEFERRED INCOME TAXES	22,339	19,452

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 70,000,000 shares; issued 2007: 26,449,820 shares; 2006: 26,407,472 shares	264	264
Additional paid-in capital	253,476	250,469
Retained earnings	432,727	415,876
Treasury stock, at cost, 2007: 1,677,932 shares; 2006: 1,552,932 shares	(57,770)	(52,825)
Accumulated other comprehensive loss	(31,437)	(34,389)

TOTAL STOCKHOLDERS’ EQUITY	597,260	579,395

	$949,334	$938,716

Note: The balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2007	2006
	(Unaudited)
	($ thousands)

OPERATING ACTIVITIES
Net income	$24,421	$38,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,273	32,805
Other amortization	115	106
Pension settlement expense	1,249	9,083
Share-based compensation expense	2,190	2,079
Provision for losses on accounts receivable	627	54
Deferred income tax provision (benefit)	1,426	(3,700)
Gain on disposal of discontinued operations, net of taxes	—	(3,063)
Gain on sales of assets and other	(1,799)	(1,415)
Excess tax benefits from share-based compensation	(300)	(1,310)
Changes in operating assets and liabilities:
Receivables	(6,214)	(9,432)
Prepaid expenses	1,163	2,390
Other assets	(1,057)	21,250
Accounts payable, taxes payable, accrued expenses and other liabilities(1,2)	(3,510)	(13,004)

NET CASH PROVIDED BY OPERATING ACTIVITIES	56,584	74,224

INVESTING ACTIVITIES
Purchases of property, plant and equipment(2)	(49,788)	(60,214)
Proceeds from asset sales	5,206	7,956
Proceeds from disposal of discontinued operations	—	21,450
Purchases of short-term investment securities	(165,620)	(216,829)
Proceeds from sales of short-term investment securities	170,925	195,005
Capitalization of internally developed software and other	(2,271)	(2,119)

NET CASH USED BY INVESTING ACTIVITIES	(41,548)	(54,751)

FINANCING ACTIVITIES
Payments on long-term debt	(1,273)	(289)
Net change in bank overdraft	119	3,266
Payment of common stock dividends	(7,570)	(7,646)
Purchases of treasury stock	(4,945)	(12,558)
Excess tax benefits from share-based compensation	300	1,310
Deferred financing costs	(800)	—
Proceeds from the exercise of stock options and other	536	5,253

NET CASH USED BY FINANCING ACTIVITIES	(13,633)	(10,664)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,403	8,809
Cash and cash equivalents at beginning of period	5,009	5,767

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,412	$14,576

(1)	Includes payments to retiring officers under the company’s unfunded Supplemental Benefit Plan of $3.7 million in 2007 and $23.4 million in 2006.

(2)	Does not include $5.4 million and $10.7 million of revenue equipment which was received but not yet paid for at June 30, 2007 and 2006, respectively.

ARKANSAS BEST CORPORATION
FINANCIAL STATEMENT OPERATING SEGMENT DATA,
OPERATING RATIOS AND FINANCIAL STATISTICS

	Three Months Ended				Six Months Ended
	June 30				June 30
	2007		2006		2007		2006
	(Unaudited)
	($ thousands)

OPERATING REVENUES
ABF Freight System, Inc.(1)	$442,894		$466,884		$850,320		$880,534
Other revenues and eliminations	15,315		12,370		30,508		23,682

Total consolidated operating revenues	$458,209		$479,254		$880,828		$904,216

OPERATING EXPENSES AND COSTS
ABF Freight System, Inc.(1)
Salaries, wages and benefits	$266,784	60.2%	$267,626	57.3%	$530,415	62.4%	$525,377	59.7%
Supplies and expenses	72,609	16.4	74,425	15.9	140,510	16.5	141,999	16.1
Operating taxes and licenses	11,975	2.7	11,848	2.6	23,720	2.8	23,213	2.6
Insurance	5,248	1.2	7,605	1.6	9,666	1.1	14,074	1.6
Communications and utilities	3,703	0.8	3,737	0.8	7,638	0.9	7,864	0.9
Depreciation and amortization	18,569	4.2	15,282	3.3	36,685	4.3	30,033	3.4
Rents and purchased transportation	32,431	7.3	39,824	8.5	63,834	7.5	74,214	8.4
Other	1,357	0.4	685	0.2	2,115	0.3	1,323	0.2
Pension settlement expense	189	—	645	0.1	1,249	0.1	9,083	1.1
Gain on sale of property and equipment	(477)	(0.1)	(1,231)	(0.2)	(1,799)	(0.2)	(1,487)	(0.2)

	412,388	93.1%	420,446	90.1%	814,033	95.7%	825,693	93.8%

Other expenses and eliminations	15,506		12,353		29,702		24,217

Total consolidated operating expenses and costs	$427,894		$432,799		$843,735		$849,910

OPERATING INCOME (LOSS)
ABF Freight System, Inc.(1)	$30,506		$46,438		$36,287		$54,841
Other income and eliminations	(191)		17		806		(535)

Total consolidated operating income	$30,315		$46,455		$37,093		$54,306

(1)	Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

Rolling Twelve Months
Ended
June 30, 2007
FINANCIAL STATISTICS

After-Tax Return on Capital Employed (2)	12.0%

(2)	(Net income from continuing operations, including pension settlement expense + interest after tax) / (average total debt + average equity)

ARKANSAS BEST CORPORATION
RECONCILIATIONS OF GAAP EARNINGS AND EARNINGS PER SHARE

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
	(Unaudited)
	($ thousands, except per share data)

ABF Freight System, Inc.

Operating Income
Amounts from continuing operations, on a GAAP basis	$30,506	$46,438	$36,287	$54,841
Pension settlement expense, pre-tax	189	645	1,249	9,083

Non-GAAP amounts	$30,695	$47,083	$37,536	$63,924

Operating Ratio
Amounts from continuing operations, on a GAAP basis	93.1%	90.1%	95.7%	93.8%
Pension settlement expense, pre-tax	–	(0.1)	(0.1)	(1.1)

Non-GAAP amounts	93.1%	90.0%	95.6%	92.7%

Arkansas Best Corporation — Consolidated

Operating Income
Amounts from continuing operations, on a GAAP basis	$30,315	$46,455	$37,093	$54,306
Pension settlement expense, pre-tax	189	645	1,249	9,083

Non-GAAP amounts	$30,504	$47,100	$38,342	$63,389

Income from Continuing Operations
Amounts from continuing operations, on a GAAP basis	$19,622	$28,962	$24,421	$34,788
Pension settlement expense, after-tax	115	392	759	5,520

Non-GAAP amounts	$19,737	$29,354	$25,180	$40,308

Diluted Earnings Per Share
Amounts from continuing operations, on a GAAP basis	$0.78	$1.13	$0.97	$1.36
Pension settlement expense, after-tax	–	0.02	0.03	0.22

Non-GAAP amounts	$0.78	$1.15	$1.00	$1.58

Non-GAAP Financial Measures. The company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results.

ABF FREIGHT SYSTEM, INC.
OPERATING STATISTICS

	Three Months Ended June 30			Six Months Ended June 30
	2007	2006	% Change	2007	2006	% Change

Workdays	64	64		128	128

Billed Revenue* / CWT	$25.53	$25.22	1.2%	$25.17	$24.54	2.6%

Billed Revenue* / Shipment	$329.05	$326.98	0.6%	$318.54	$313.79	1.5%

Shipments	1,354,075	1,445,305	(6.3)%	2,688,230	2,841,384	(5.4)%

Tonnage (tons)	872,626	936,942	(6.9)%	1,700,961	1,816,297	(6.4)%

*	Billed revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Contact:	Ms. Judy R. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer Telephone: (479) 785-6281

Mr. David Humphrey, Director of Investor Relations Telephone: (479) 785-6200
END OF RELEASE